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                                  CD RADIO INC.
                            (a Delaware Corporation)

                $125,000,000 aggregate principal amount of 8 3/4%
                     Convertible Subordinated Notes due 2009

                                 TERMS AGREEMENT
                                 ---------------

                                                              September 23, 1999
To:      CD Radio Inc.
         1221 Avenue of the Americas, 36th Fl.
         New York, NY 10020

Ladies and Gentlemen:

     This is a Terms Agreement referenced in the Form Underwriting Agreement, filed as an Exhibit to Registration Statement No. 333-86003, the terms of which are hereby incorporated herein. We understand that CD Radio Inc., a Delaware corporation (the "Company"), proposes to issue and sell $125,000,000 aggregate principal amount of its 8 3/4% convertible subordinated debt securities (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite our names set forth below at the purchase price set forth below, and a proportionate share of Option Underwritten Securities set forth below, to the extent any Underwritten Securities or Option Underwritten Securities are purchased.




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                                                                              2

                                                                                  Principal Amount
                                                                                   of Underwritten
Underwriter                                                                          Securities
-----------                                                                       ----------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......................            $ 62,500,000
Lehman Brothers Inc......................................................              25,000,000
Banc of America Securities LLC...........................................              17,188,000
Bear, Stearns & Co. Inc..................................................              20,312,000
                                                                                  ---------------
                           Total.........................................            $125,000,000
                                                                                  ===============



           The Underwritten Securities shall have the following terms:


                                             Debt Securities
                                             ---------------
Title:                              Convertible Subordinated Notes due 2009

Rank:                               The Notes will be unsecured obligations of CD Radio and will be subordinated to existing and future senior indebtedness.  The
                                    Notes will be  effectively subordinated to the indebtedness and other obligations of the Company's subsidiaries.

Rating:                             CCC-

Aggregate principal amount:         $125,000,000

Principal amount of Option
  Underwritten Securities:          The Underwriters have an option to purchase up to an additional
                                    $18,750,000 aggregate principal amount of the Underwritten
                                    Securities (the "Option Underwritten Securities") at the
                                    public offering price, less underwriting discount, within 30 days from September 23, 1999 to cover over-allotments.

Denominations:                      $1,000 principal amount and integral multiples thereof

Currency of payment:                US dollars

Interest rate or formula:           8.75%

Interest payment dates:             payable semiannually in arrears on March 29 and September 29 of each year commencing March 29, 2000

Regular record dates:               March 14 and September 14

Stated maturity date:               September 29, 2009

Redemption provisions:              The Company may not redeem the Notes prior to September 29, 2002.
                                    On or after such date, the Notes are redeemable for cash at any time at the Company's option, in whole or in part, at redemption prices set forth below, plus accrued and unpaid interest to the date of redemption. Notwithstanding the above, the Company will not be entitled to redeem the Notes after September 29, 2002, unless the last reported sale price for the Company's common stock is at least 150% of the conversion price set




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                                                                              3

                                    forth below for at least 20 trading days within a period of 30 consecutive days ending within five trading days of the call for redemption.

                                    The table below shows redemption prices of a Note during each twelve-month period set forth below:

                                            Period                                               Redemption Price
                                            ------                                               ----------------
                                    September 29, 2002 through September 28, 2003.........        106.125%
                                    September 29, 2003 through September 28, 2004..........       105.250%
                                    September 29, 2004 through September 28, 2005..........       104.375%
                                    September 29, 2005 through September 28, 2006..........       103.500%
                                    September 29, 2006 through September 28, 2007..........       102.625%
                                    September 29, 2007 through September 28, 2008..........       101.750%
                                    Thereafter.............................................       100.875%

Sinking fund requirements:          None

Conversion provisions:              Each Note will be convertible, at the option of the holder, at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into shares of the Company's common stock at a conversion rate of 35.134 shares per $1,000 principal amount of Notes, or a conversion price of $28.4625 per share of common stock.  The conversion rate will be subject to adjustment upon the occurrence of certain events affecting the Company's common stock.  Subject to certain exceptions, upon conversion, the holder will not receive any cash payment representing any further interest; such accrued cash interest will be deemed paid by the shares of common stock received by the holder on conversion.

Listing requirements:               None

Black-out provisions:               None

Fixed or Variable Price
  Offering:                         Fixed Price Offering

                                    If Fixed Price Offering, initial public offering price per
                                    $1,000 principal amount: 100% of the principal amount,
                                    plus accrued interest, if any, from September 29, 1999.

Purchase price per Note:            97% of principal amount, plus accrued interest, if any, from
                                    September 29, 1999.

Form:                               The Notes will initially be issued in fully registered book-
                                    entry form and will be represented by one or more permanent global Notes without coupons deposited with a custodian for and registered in the name of a nominee of The Depository
                                    Trust Company ("DTC") in New York, New York.

Other terms and conditions:         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Underwriters at
                                    Merrill Lynch & Co., North Tower, World Financial Center, New
                                    York, New York 10281, attention of Robert Kramer; notices to the Company shall be directed to the Company at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020,




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                                                                              4

                                    attention of Patrick L. Donnelly, Senior Vice President, General
                                    Counsel and Secretary.

Closing date and location:          September 29, 1999

                                    Cravath, Swaine & Moore
                                    Worldwide Plaza
                                    825 Eighth Avenue
                                    New York, NY 10019-7475




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                                                                              5

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                    Very truly yours,

                                    MERRILL, LYNCH, PIERCE, FENNER &
                                    SMITH INCORPORATED


                                    By /s/ Marilyn J. Pugliese
                                      ---------------------------------
                                      Name:  Marilyn J. Pugliese
                                      Title: Authorized Signatory

                                    Acting on behalf of itself and the other named Underwriters.

Accepted:

CD RADIO INC.


By /s/ Patrick L. Donnelly
  -----------------------------
  Name:  Patrick L. Donnelly
  Title: Senior Vice President,
         General Counsel and
         Secretary